EXHIBIT 10.7

May __, 2003

MSDW Capital Partners IV, Inc.
1585 Broadway
New York, New York 10036
Attention: Leigh Abramson
Fax: (212) 761-9628

Dear Sirs:

Reference is made to the acquisition (the “Investment”) by Morgan Stanley Dean Witter Capital Partners IV, L.P., Morgan Stanley Dean Witter Capital Investors IV, L.P. and MSDW IV 892 Investors, L.P. (the “MSDW Funds”) and certain co-investors of all the outstanding interests in Williams Bio-Energy, LLC, a Delaware limited liability company (“WBE”), the parent of Williams Ethanol Services, Inc., a Delaware corporation (“WESI”).

In consideration of the time, effort and expense that has been and will be expended or incurred by or on behalf of the MSDW Funds in connection with the Investment, WESI hereby agrees to reimburse the MSDW Funds from time to time upon request for all reasonable out-of-pocket costs, fees and expenses incurred by or on behalf of the MSDW Funds in connection with or related to the Investment, whether incurred before or after the date hereof, including: (i) accountants, attorneys, recruitment firms and other consultants hired by the MSDW Funds, to the extent not otherwise paid by WESI, (ii) performance of due diligence investigations by the MSDW Funds or any such external consultants, (iii) the preparation, negotiation and execution of any agreements between the MSDW Funds and WESI, WBE or any of its subsidiaries, their senior executives and/or any other shareholders of WESI or WBE relating to the Investment, (iv) any subsequent amendments or waivers (whether or not the same become effective) under or in respect of any such agreements, (v) governmental and regulatory filings made by or on behalf of the MSDW Funds in connection with the Investment, (vi) on-going matters affecting WESI such as equity incentive plans, acquisitions or financing transactions, and (vii) the MSDW Funds’ ongoing monitoring of the affairs of WESI (including all reasonable travel and related expenses and ongoing industry and company analyses).

This agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature hereto and thereto were upon the same instrument. This agreement shall be governed by and construed in accordance with the law of the State of New York.

Very truly yours,

WILLIAMS ETHANOL SERVICES, INC.

By:
Name: Ron Miller
Title: President

Agreed and acknowledged.

MSDW CAPITAL PARTNERS IV, INC.,
in its capacity as managing member of
the general partner of the Funds

By:
Name:
Title: